                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                  May 14, 2003


Applied Materials, Inc.
3050 Bowers Avenue
Santa Clara, California  95054

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the proposed issuance of an aggregate of 300,000 shares of common stock (the "Common Stock") of Applied Materials, Inc., a Delaware corporation (the "Company"), pursuant to a restricted stock agreement between the Company and Michael R. Splinter (the "Restricted Stock Agreement").

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that the 300,000 shares of Common Stock to be issued by the Company pursuant to the Restricted Stock Agreement are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Restricted Stock Agreement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,

                                 /s/ Wilson Sonsini Goodrich & Rosati PC

                                 WILSON SONSINI GOODRICH & ROSATI,
                                 Professional Corporation